UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 26, 2007
(July 20, 2007)

Commission	Name of Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

      Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Eldred is now an Executive Vice President.   On July 20, 2007, the Board of Directors (the “Board”) of PNM Resources, Inc. (the “Company”) modified the title of Charles N. Eldred, effective July 23, 2007, from “Senior Vice President and Chief Financial Officer” to “Executive Vice President and Chief Financial Officer” of the Company.  In addition, on July 20, 2007, the Human Resources and Compensation Committee (“HRCC”) of the Board approved the following changes to Mr. Eldred’s compensation, effective July 23, 2007:

•	Increasing his base salary from $330,000 to $400,000;
•
Increasing his short-term annual incentive award opportunity under the Officer Incentive Plan to 80% of his base salary if the target level of performance is met and to 160% of base salary if the optimal performance level is met (from 60% of his previous salary at target and 120 % at optimal); his 2007 incentive opportunity will be pro-rated for the length of time served, respectively, as Senior Vice President and Executive Vice President;

•	Increasing his long-term performance cash award opportunity from $50,000 at the target level of performance to $70,000 and from $100,000 at the optimal level of performance to $140,000;
•
Increasing his potential annual equity awards from 14,000 stock options and 5,000 restricted stock rights to 20,000 stock options and 6,500 restricted stock rights beginning with the 2008 plan year (Mr. Eldred received 14,000 stock options and 5,000 restricted stock rights in February 2007 and no additional equity awards are currently anticipated to be made to him in 2007); and

•
Making special annual discretionary contributions to his Executive Savings Plan II account in an amount, to be determined by the plan’s actuary, to yield $200,000 annual retirement income after 10 years of service with the Company.

Mr. Eldred, 53, joined the Company in January 2006 as Senior Vice President and Chief Financial Officer, relocating from Omaha, Nebraska, where he had served as Vice President and Chief Financial Officer of Omaha Public Power District since November 1999.   In addition to his previously disclosed relocation allowance, in the event that Mr. Eldred sells his home in Omaha for less than $695,000, then the Company will reimburse Mr. Eldred for the difference, as approved by the HRCC on July 20, 2007.

Mr. Real is retiring.                                           William J. Real, Senior Vice President, Public Policy of the Company is retiring from the Company on September 5, 2007 after 29 total years of service to the Company, Public Service Company of New Mexico and Gas Company of New Mexico.

Item 8.01  Other Events.

To fill the officer vacancy resulting from Mr. Real’s retirement, on July 20, 2007, the Board elected Cindy E. McGill, Vice President, Corporate Strategy and Development as Senior Vice President, Public Policy and Strategy, effective July 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: July 26, 2007	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)